UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreements

On April 29, 2022 (the “Effective Date”), Blue Apron Holdings, Inc. (the “Company”) entered into a purchase agreement (the “RJB Purchase Agreement”) with RJB Partners LLC (“RJB”), an affiliate of Joseph N. Sanberg, an existing holder of the Company’s Class A common stock, which provided for, among other things, the following private placement (the “RJB Private Placement”):

•	concurrently with the execution of the RJB Purchase Agreement on the Effective Date (the “First RJB Closing”), Long Live Bruce, LLC (“LLB”) (which was assigned RJB’s rights to purchase the First RJB Closing Private Placement Shares (as defined herein)) purchased, for an aggregate purchase price of $20.0 million (or $12.00 per share), 1,666,666 shares of Class A common stock (the “First RJB Closing Private Placement Shares”); and

•	on May 30, 2022, or such other date as may be agreed to by the Company and RJB (the “Second RJB Closing”), RJB will purchase, on the same terms as the First RJB Closing, 1,666,667 shares of Class A common stock (the “Second RJB Closing Private Placement Shares” and together with the First RJB Closing Private Placement Shares, the “RJB Private Placement Shares).

The RJB Purchase Agreement contains customary representations by the Company, on the one hand, and RJB, on the other hand. It also contains certain covenants, including covenants requiring the Company, on or prior to May 5, 2022 (extended from May 3, 2022 by mutual agreement of the Company and RJB), to deliver to RJB evidence of, (i) the repayment and discharge all outstanding amounts under the Company’s Financing Agreement, dated as of October 16, 2020, by and among the Company, Blue Apron, LLC, a wholly-owned subsidiary of the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto from time to time and Blue Torch Finance LLC, as administrative agent and collateral agent for the lenders, as amended, and (ii) the Company’s entry into the Note Purchase and Guarantee Agreement (the “NPA”) (as defined herein). As described below, under “Financing Agreement,” these conditions were met on May 5, 2022.

The First RJB Closing closed concurrently with the execution of the RJB Purchase Agreement on the Effective Date. Pursuant to the terms of the RJB Purchase Agreement, the Second RJB Closing is expected to close on May 30, 2022, or such other date as may be agreed to by the Company and RJB. Completion of the Second RJB Closing is subject to customary closing conditions. The RJB Purchase Agreement contains customary termination rights for each of the Company and RJB, including that it may be terminated, subject to the terms and conditions of the RJB Purchase Agreement, (i) by mutual written consent of such parties at any time prior to the Second RJB Closing or (ii) by either party upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the RJB Purchase Agreement after receipt of 30 days’ notice of such breach by the other party.

In accordance with the terms of the RJB Purchase Agreement, RJB has also agreed to a customary standstill until September 15, 2024, as well as provisions requiring RJB to vote all Company securities it beneficially owns, including the RJB Private Placement Shares, and to cause Company securities beneficially owned by Mr. Sanberg and certain of its or his respective affiliates under common control (including the RJB Private Placement Shares) to be voted, in each case in excess of 19.9% of the total voting power of the outstanding capital stock of the Company in the aggregate, in proportion to and in accordance with the vote of all stockholders of the Company.

On the Effective Date, in a separate private placement (the “Findley Private Placement” and together with the RJB Private Placement, the “Private Placements”) which closed concurrently with the First RJB Closing, the Company entered into a purchase agreement (the “Findley Purchase Agreement” and together with the RJB Purchase Agreement, the “Purchase Agreements”) with Linda Findley, a director and President and Chief Executive Officer of the Company, under which Ms. Findley purchased, for an aggregate purchase price of $500,000 (or $12.00 per share), 41,666 shares of Class A common stock (the “Findley Private Placement Shares” and together with the RJB Private Placement Shares, the “Private Placement Shares”).

The Findley Purchase Agreement contains customary representations from the Company, on the one hand, and Ms. Findley, on the other hand.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreements

Concurrently with the execution of the RJB Purchase Agreement, the Company and RJB entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), with respect to the shares purchased in the RJB Private Placement and those securities purchased by RJB in a private placement which closed on February 14, 2022, as previously disclosed on the Company’s Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022 (the “Prior Private Placement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed, among other things, to file a registration statement (the “Shelf Registration Statement”) with the SEC (i) within thirty (30) days of the date requested by RJB, and (ii) on such other date as mutually agreed upon by the Company and RJB, covering the resale of the shares of Class A common stock purchased by RJB and its Permitted Transferees (as defined in the Amended and Restated Registration Rights Agreement) in the RJB Private Placement and the shares of Class A common stock and shares of Class A common stock underlying the warrants issued to RJB in the Prior Private Placement (collectively, the “RJB Registrable Securities”). Further, at any time the Shelf Registration Statement is not effective, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement, the Company is required upon a demand by RJB, to file and cause to be declared effective a shelf registration statement registering the resale of the RJB Registrable Securities; provided that RJB and its affiliates are entitled under the Amended and Restated Registration Rights Agreement to a total of (i) five demands in the aggregate or (ii) two demands in any 12-month period. In addition, the Amended and Restated Registration Rights Agreement provides certain piggyback registration rights to RJB; however, so long as a Shelf Registration Statement is effective, then, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement, the Company shall have no obligation to allow RJB to exercise its piggyback registration rights and include RJB Registrable Securities in another registration statement being filed by the Company.

Concurrently with the execution of the Findley Purchase Agreement, the Company and Ms. Findley entered into a registration rights agreement (the “Findley Registration Rights Agreement” and together with the Amended and Restated Registration Rights Agreement, the “Registration Rights Agreements”) with respect to the shares purchased in the Findley Private Placement, pursuant to which the Company agreed, among other things, to file a registration statement (the “Findley Shelf Registration Statement”) with the SEC (i) within thirty (30) days of the date requested by Ms. Findley and (ii) on such other date as mutually agreed upon by the Company and Ms. Findley, covering the resale of the shares of Class A common stock purchased by Ms. Findley in the Findley Private Placement (the “Findley Registrable Securities”). Further, at any time that the Findley Shelf Registration Statement is not effective, subject to the terms and conditions of the Findley Registration Rights Agreement, the Company is required upon a demand by Ms. Findley to file and cause to be declared effective a shelf registration statement registration the resale of the Findley Registrable Securities. In addition, the Findley Registration Rights Agreement provides certain piggyback registration rights to Ms. Findley; however, so long as a Findley Shelf Registration Statement is effective then, subject to the terms and conditions of the Findley Registration Rights Agreement, the Company shall have no obligation to allow Ms. Findley to exercise her piggyback registration rights and include Findley Registrable Securities in another registration statement being filed by the Company.

The Registration Rights Agreements contain customary covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of the terms and conditions of the Registration Rights Agreements, the Purchase Agreements (and for purposes of the Amended and Restated Registration Rights Agreement, the purchase agreement entered into in connection with the Prior Private Placement), and the transactions contemplated thereunder. The provisions of the Registration Rights Agreements, including any representations, warranties and covenants contained therein, were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Registration Rights Agreements are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Financing Agreements

On May 5, 2022, the Company entered into a Note Purchase and Guarantee Agreement (the “NPA”) among itself as parent guarantor, Blue Apron, LLC, a wholly-owned subsidiary of the Company (the “Issuer”) as issuer, certain other subsidiaries of the Company party thereto as subsidiary guarantors (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”), the purchasers party thereto (the “Purchasers”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Agent”) for the holders of the Notes (as defined below). The NPA provides for, among other things, the issuance of $30.0 million in aggregate principal amount of secured notes due May 5, 2027 (the “Notes”) at a purchase price equal to 94.00% thereof. The proceeds of the Notes were used, together with cash on hand, to repay the Company’s Existing Financing Agreement (as defined in Item 1.02 below) and pay fees and expenses in connection with the transactions contemplated by the NPA.

Subject to the terms of the NPA, the Notes bear interest at a rate equal to 8.875% per annum, payable in arrears on June 30 and December 31 of each calendar year, with a step-up to 11.875% in the event the Notes are rated below “B3” from Moody’s, “B(low) from DBRS, or “B-” from S&P or Fitch. In addition, if the Notes are rated below “B3” from Moody’s, “B(low) from DBRS, or “B-” from S&P or Fitch lower after the issue date, the Issuer will be required to pay a true-up fee equal to 3.00% per annum from the issue date to the next succeeding interest payment date. The Notes will amortize semi-annually in equal installments of $1,500,000 beginning December 31, 2025, with the remaining unpaid principal amount of the Notes repayable on May 5, 2027.

The NPA provides for a guarantee by the Guarantors of all of the obligations of the Issuer, including the payment when due of all principal, interest, premiums and all other amounts owing from time to time under the NPA (collectively, the “Obligations”). In connection with the NPA, the Issuer and the Guarantors entered into a Pledge and Security Agreement with the Agent, pursuant to which they each granted to Agent, for the benefit of the Agent and the holders of the Notes, a first priority security interest in, and lien upon, substantially all of the assets and properties now owned or hereinafter acquired by the Issuer and the Guarantors to secure the Obligations, subject to certain customary exceptions.

The NPA contains customary representations, warranties, affirmative and negative covenants in favor of the holders of the Notes.

The NPA contains two financial maintenance covenants: a minimum liquidity covenant of (x) for any date ending prior on or prior to June 30, 2022, $15.0 million and (y) for any date thereafter, $15.0 million if the Company’s Asset Valuation (as defined in the NPA) is greater than $25.0 million, $20.0 million if the Company’s Asset Valuation is greater than $20.0 million but less than $25.0 million and $25.0 million if the Company’s Asset Valuation is less than or equal to $20.0 million, and a covenant requiring the Issuer to maintain a minimum Asset Coverage Ratio (as defined in the NPA) of at least 1.25 to 1.00. The Issuer has also agreed to use commercially reasonable efforts to cause 90% of the packaging for the Company’s meal kit boxes to recyclable, reusable or compostable (the “ESG KPI Goal”); the failure to achieve the ESG KPI Goal prior to the date on which the Notes are repaid will require the Issuer to pay holders a fee equal to 1% of the principal amount of the Notes.

The negative covenants include restrictions on the ability to, among other things, incur liens and indebtedness, sell assets, make dividends or other distributions, enter into transactions with affiliates, or make loans or investments, in each case, subject to certain exceptions. The NPA also includes certain customary events of default (subject in certain cases to cure periods and thresholds), including, without limitation, payment defaults, representation or warranty inaccuracies in any material respect, covenant violations, cross-defaults to other agreements evidencing indebtedness for borrowed money, invalidity of certain loan documents relating to the NPA, certain judgments, bankruptcy and insolvency events.

If the Issuer experiences a “change in control” event specified in the NPA, the Issuer must offer to purchase all of the Notes at a price equal to 101% of the principal amount of the Notes, together with unpaid interest accrued thereon, if any, to but not including the repurchase date. In addition, if the Issuer engages in certain asset dispositions, the Issuer will be required to use the proceeds of such asset sales to make an offer to purchase a principal amount of the Notes equal to the net cash proceeds from such asset sale at a price of 100% of the principal amount of the Notes, together with unpaid interest accrued thereon, if any, to but not including the repurchase date.

The Issuer will have the option to make voluntary prepayments under the NPA beginning 18 months after the issuance date, subject to certain prepayment premiums. The holders of the Notes are entitled to accelerate repayment of all or any portion of the Notes then outstanding upon the occurrence, and in certain instances the continuance, of any events of default under the NPA.

In connection with the execution of the NPA, the Issuer paid customary fees and expenses to the Agent and the holders of the Notes.

The foregoing description of the NPA does not purport to be complete and is qualified in its entirety by reference to the full text of the NPA, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02        Termination of a Material Definitive Agreement.

On May 5, 2022, the Company terminated its Financing Agreement, dated as of October 16, 2020, as amended (the “Existing Financing Agreement”), by and among the Company, the Issuer as borrower, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto, and Blue Torch Finance LLC as administrative agent and collateral agent for the lenders, and repaid in full all outstanding indebtedness under the Financing Agreement, including all accrued and unpaid interest and fees using the net proceeds of the NPA and cash on hand.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Financing Agreements” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with regard to the Private Placements is incorporated herein by reference.

The issuance of the Private Placement Shares to LLB and Ms. Findley, respectively, was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering. Each of RJB and Ms. Findley represented to the Company at issuance that it or she was an “accredited investor” and that it or she was acquiring the respective Private Placement Shares for investment only and not with a view to or for sale in connection with any distribution thereof.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuances of the Private Placement Shares.

Item 7.01 Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release announcing the Private Placements. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 5, 2022, the Company issued a press release announcing the NPA. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Purchase Agreement, dated as of April 29, 2022, by and between the Company and RJB Partners LLC
10.2	Purchase Agreement, dated as of April 29, 2022, by and between the Company and Linda Findley
10.3	Amended and Restated Registration Rights Agreement, dated as of April 29, 2022, by and between the Company and RJB Partners LLC
10.4	Registration Rights Agreement, dated as of April 29, 2022, by and between the Company and Linda Findley
10.5	Note Purchase and Guarantee Agreement, dated as of May 5, 2022, among the Company, The Bank of New York Mellon Trust Company and the other parties thereto†
99.1	Press Release dated May 2, 2022
99.2	Press Release dated May 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: May 5, 2022	By:	/s/ Randy J. Greben
Randy J. Greben
Chief Financial Officer and Treasurer